(Exhibit 10.18)

STOCK PURCHASE AGREEMENT

FIRST ALBANY COMPANIES INC.

February 29, 2004

NY1:#3363599v12

NY1:#3363599v12

FIRST ALBANY COMPANIES INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of the 29th day of February, 2004 by and between First Albany Companies Inc., a New York corporation (the “Company”) with its principal office at 30 South Pearl Street, Albany, New York, 12207, and each of the purchasers whose names and addresses are set forth on the signature pages hereof (collectively, the “Purchasers” and each individually, the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agrees as follows:

1 .

Authorization of Sale of the Shares

1 .

Authorization of Sale of the Shares.  The Company has authorized the sale to the Purchasers of up to an aggregate of 896,000 shares (the “Shares”) of common stock, $.01 par value (the “Common Stock”), of the Company.

2 .

Purchase and Sale of Common Stock

1 .

Purchase and Sale of Common Stock.   Each Purchaser agrees to purchase from the Company and the Company agrees to issue and sell to each such Purchaser, upon the terms and conditions hereinafter set forth, the number of Shares set forth next to such Purchaser’s name on Annex I attached hereto, at the purchase price of $11.16 per Share, for the purchase price set forth next to such Purchaser’s name on Annex I attached hereto.  First Albany Capital Inc. is serving as the Company’s agent in connection with the purchase and sale of the Shares.

3 .

Closing Date; Delivery

1 .

Closing Date.  The closing of the purchase and sale of the Shares (the “Closing”) will be held at the Company’s offices located at One Penn Plaza, 42nd fl., New York, NY 10119-4000.  The Company shall promptly provide notice to the Purchasers after all conditions set forth in Sections 6 and 7 have been satisfied or waived (the “Closing Notice”).  The Closing shall be held at 9:00 a.m. local time on the second Business Day (as defined below) after receipt by the Purchasers of the Closing Notice (the “Closing Date”).  “Business Day” means a day other than a Saturday, Sunday or other day on which banks in the State of New York are not required or authorized to close.

2 .

Delivery.  At the Closing, the Company will deliver to each Purchaser one or more certificates evidencing the Shares purchased by such Purchaser, as described above.  Such delivery shall be made against payment by such Purchaser of the purchase price set forth in Section 2.1 by wire transfer of immediately available funds to the Company.

3 .

Dividends and Other Distributions.  With respect to any declaration by the Company of any dividend or other distribution (cash or property) with respect to the Common Stock after the date of this Agreement but prior to the Closing (a “Future Dividend”), at the Closing, each Purchaser shall receive an amount equal to any Future Dividend, if declared, as if the Shares to be purchased by such Purchaser had been issued and outstanding as of the date of this Agreement.

4 .

Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and covenants with, each Purchaser as follows:

1 .

Organization and Good Standing.  The Company is a corporation duly organized and validly existing under the laws of the State of New York, is in good standing as a domestic corporation under the laws of such state and has the requisite corporate power and authority to own its properties and to conduct its business as now being conducted.

2 .

Foreign Qualification.  The Company is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which its ownership of property or its conduct of business requires it so to be qualified, except where the failure to so qualify would not have a material adverse effect on the business, operations, properties, business or financial condition or results of operation of the Company and the Subsidiaries (as defined below), taken as a whole.  (a “Material Adverse Effect”).

3 .

Subsidiaries.  The Company has no “majority-owned subsidiaries” (as defined in Rule 405 of the Securities Act, which is defined below) other than as listed on Schedule A attached hereto.  The “majority-owned subsidiaries” listed on Schedule A are referred to herein as the “Subsidiaries.”  The Company owns all of the issued and outstanding capital stock of the Subsidiaries.  Other than (i) the capital stock of the Subsidiaries, (ii) as acquired in the ordinary course of business pursuant to the conduct of its or the Subsidiaries’ operations as described in the SEC Documents (as defined below), or (iii) as described in Schedule 4.3, the Company does not own, directly or indirectly, any shares of stock or any other equity or long term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.  To the extent requested, complete and correct copies of the charter and the by-laws of the Company and each of the Subsidiaries and all amendments thereto have been provided to the Purchaser.  Each material Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted.  Each material Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.  All of the outstanding shares of capital stock of each of the material Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, were issued in compliance with all applicable federal and state securities laws and are owned by the Company subject to no security interest, other encumbrance or adverse claims.  No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any of the material Subsidiaries are outstanding.

4 .

Due Execution, Delivery and Performance of the Agreement.  The Company has all requisite legal and corporate power and authority and has taken all requisite corporate action to duly authorize, execute and deliver this Agreement, to sell and issue the Shares and to carry out and perform all of its obligations set forth herein.  The Company’s execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the other transactions contemplated hereby to be performed by the Company will not conflict with, or result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) (a) any provision of the charter or by-laws of the Company or any Subsidiary, (b) any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule, or any rule or regulation of any self-regulatory organization, including the National Association of Securities Dealers Automated Quotation National Market System (the “NASDAQ”) (other than with respect to any requirement pursuant to NASDAQ Rule 4350 for shareholder approval of the transactions contemplated hereunder, if applicable) and the National Association of Securities Dealers, Inc. (the “NASD”), or any decree, judgment or order applicable to the Company or any of the Subsidiaries, or (c) result in the imposition of any lien or encumbrance upon any asset or property of the Company or any Subsidiary pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which its respective properties may be bound or affected, except, as with respect to clauses (b) and (c) above, as would not, individually or in the aggregate, have a Material Adverse Effect.  Upon the execution and delivery of this Agreement by the Company, and assuming the valid execution and delivery hereof by each Purchaser, this Agreement will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms.

5 .

Issuance and Delivery.  When issued and paid for in accordance with the terms hereof, the Shares will be validly issued and outstanding, fully paid and non-assessable, will have been issued in compliance with all applicable federal and state securities laws (assuming the accuracy of the Purchasers’ representations and warranties in Section 5 herein) and will not have been issued in violation of any preemptive right, anti-dilution right, resale right, right of first refusal or similar right.  Except as provided in Schedule 4.5, no shareholder of the Company or any of the Subsidiaries has any right (other than any such right as has been expressly waived) to require the Company to register the sale of any securities owned by such holder under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement (as defined in Section 8.1(a) hereof).  No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares (other than with respect to any requirement pursuant to NASDAQ Rule 4350 for shareholder approval of the transactions contemplated hereunder, if applicable).  The certificates for the Shares are in due and proper form, and a holder of the Shares will not be subject to personal liability by reason of being such holder.

6 .

Market Activities.  Except as stated in this Agreement, neither the Company nor any Subsidiary has taken, and none of them will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

7 .

Integration.  The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the offer or sale to the Purchasers of the Shares.

8 .

Governmental or Third-Party Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority, or of or with any self-regulatory organization (including the NASDAQ or the NASD), or approval of the shareholders of the Company (other than with respect to any requirement pursuant to NASDAQ Rule 4350 for shareholder approval of the transactions contemplated hereunder, if applicable), or of or with any other third party, is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, except for (i) the filing with the Commission of a Form D with respect to the sale of the Shares, which filing will be made in a timely manner, and (ii) any notification to NASDAQ for the listing of the Shares for trading thereon, which will be made in the time and manner required thereby.

9 .

Regulatory Consents.  The Company and each of the Subsidiaries has all necessary licenses, permits, authorizations, consents and approvals, and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business as currently conducted, except to the extent as would not, either individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, permit, authorization, consent or approval, the effect of which could, individually or in the aggregate, have a Material Adverse Effect.

10 .

SEC Documents.  The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2003 (the “SEC Documents”).  As of their respective filing dates, all SEC Documents filed by the Company with the Commission complied in all material respects with the requirements of the Exchange Act.  Neither the SEC Documents nor the Confidential Memorandum (as defined below), as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

11 .

Exempt Transactions.  Subject to the accuracy of each Purchaser’s representations and warranties in Section 5 herein, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or other jurisdiction.

12 .

No Material Adverse Change.  Since September 30, 2003, there has not been any change in the assets, liabilities, financial condition, business or operations of the Company or the Subsidiaries, taken as a whole, except as disclosed in an SEC document filed with the Commission subsequent to such date and except for changes in the ordinary course of business which would not, either individually or in the aggregate, result in a Material Adverse Effect.

13 .

Authorized Capital Stock.  The issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable.  Except as disclosed on Schedule 4.13, no warrants, options or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company.  All of the above securities of the Company were issued in compliance with all applicable federal and state securities laws and were not issued in violation of any preemptive right, anti-dilution right, resale right, right of first refusal or similar right.

14 .

Compliance.  The business and operations of the Company and the Subsidiaries have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities and self-regulatory organizations, including the NASDAQ and the NASD, and in accordance with any decree, order or judgment applicable to the Company or any Subsidiary, except to the extent that the failure to so conduct the business of the Company or the Subsidiaries would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries is in violation of its respective charter or by-laws nor are any of them in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement, except for such violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

15 .

Internal Controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company, and such disclosure controls and procedures are effective to perform the functions for which they were established.  The Company’s auditors and the Audit Committee of the Board of Directors have been advised of:  (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting.  Any known material weaknesses in internal controls relating to the Company and its consolidated subsidiaries and existing at or subsequent to January 1, 2000 have been identified to the Company’s auditors.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.  The principal executive officer and principal financial officer (or the persons performing the equivalent functions) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct.  The Company and its officers and directors (in their capacities as such) are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder.

16 .

Financial Information.  The financial statements included in the SEC Documents, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Commission and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.  Any pro forma financial statements or data included in the SEC Documents comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data.  There are no financial statements (historical or pro forma) that are required to be included in the SEC Documents (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X under the Securities Act) that are not included as required.  All disclosures contained in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, and the rules and regulations thereunder, and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

17 .

Investment Company.  Neither the Company nor any of the Subsidiaries is, and upon completion of the transactions contemplated hereby, none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

18 .

Taxes.  All tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

19 .

Insurance.  The Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses in accordance with industry practice, and such insurance insures against such losses and risks to an extent which is adequate in accordance with industry practice to protect the Company and the Subsidiaries and their businesses.  All such insurance is fully in force on the date hereof and will be fully in force at the Closing Date.

20 .

Brokers or Finders.  Except for Adams, Harkness & Hill, Inc., whose fees, commissions and expenses are the sole responsibility of the Company, neither the Company nor any Subsidiary has entered into any agreement or understanding with any person or firm in connection with the purchase and sale of the Shares as contemplated hereby which may result in the obligation of the Company or any Subsidiary to pay any finder’s fee, commission or other like payment in connection with this Agreement and the transactions contemplated hereby.

21 .

Fees and Expenses.  The Company shall pay all costs, expenses, fees and disbursements of the Purchasers (including reasonable fees and disbursements of one counsel for the Purchasers) in connection with the preparation, negotiation, documentation and consummation of this Agreement and the transactions contemplated by this Agreement.

22 .

Shareholder Approval.  In the event that NASDAQ advises the Company that the issuance of the Shares to the Purchasers requires shareholder approval, the Company shall (i) include in its proxy statement for its upcoming 2004 annual meeting of shareholders the solicitation of the vote in favor of the issuance of the Shares, (ii) use its reasonable best efforts to cause such proxy statement to be mailed to the holders of the Common Stock entitled to vote at such meeting of the Company’s shareholders, (iii) duly call, give notice of, convene and hold such annual meeting of its shareholders for the purpose of, among other things, voting on the issuance of the Shares pursuant to this Agreement, and (iv) use its reasonable best efforts to solicit proxies from Company shareholders in order to obtain their approval of the issuance of the Shares.

23 .

Nasdaq Confirmation.  Approval of the Company’s shareholders of the purchase and sale of the Shares pursuant to NASDAQ Rule 4350 either (i) is not required or (ii) will be obtained prior to the Closing.  The Company will promptly seek the advice of NASDAQ regarding the applicability of such Rule 4350 to the purchase and sale of the Shares.  The Company will keep Purchasers’ counsel named in Section 10.6 informed of the status of and all material information (including by providing copies of all related correspondences) with respect to any such discussions or negotiations.

2 .

Representations, Warranties and Covenants of the Purchaser

1 .

Each Purchaser, individually and not severally, represents and warrants to, and covenants with, the Company as follows:

1 .

such Purchaser is acquiring the number of Shares set forth in Section 2 for its own account for investment purposes only and with no present intention of further distribution of any such Shares;

2 .

such Purchaser qualifies as an “accredited investor” within the meaning of the Rule 501(a) of Regulation D promulgated under the Securities Act;

3 .

such Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, attached hereto as Appendix I(a) and Appendix I(b), respectively, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof;

4 .

such Purchaser has completed or caused to be completed the Investor Questionnaire, attached hereto as Appendix II, in connection with such Purchaser’s purchase of the Shares pursuant to this Agreement, and the answers thereto are true and correct as of the date hereof; and

5 .

such Purchaser has not, within 30 days of the date hereof, sold any stock of the Company, including the Shares to be purchased pursuant hereto, that such Purchaser did not own at the time of such sale, in the expectation that the trading price of the stock would not decline, or as part of an arbitrage or hedging transaction.

2 .

Each Purchaser, individually and not severally, further represents and warrants to the Company that:

1 .

such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby; and

2 .

upon the execution and delivery of this Agreement by the Company, this Agreement shall constitute a valid and binding obligation of such Purchaser.

3 .

Access to Information.  Each Purchaser acknowledges that it has reviewed the SEC Documents and Confidential Memorandum (as defined below) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning (A) the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares and (B) the Company and the Subsidiaries and their respective financial condition; and (ii) the opportunity to request such additional information as such Purchaser believes to be necessary to make an informed investment decision with respect to the investment.  “Confidential Memorandum” means the Confidential Memorandum dated January 2004 and provided to the Purchasers on or about January 16, 2004, the Supplement to Confidential Memorandum dated February 2004 and provided to the Purchasers on or about February 20, 2004, and Supplement No. 2 to Confidential Memorandum dated February 2004 and provided to the Purchasers on or about February 20, 2004.  Such access and information shall not in any way affect or diminish any of the Company’s representations or warranties hereunder, the Purchasers’ rights to rely thereon or the parties’ rights and obligations hereunder.

4 .

Reliance.  Each Purchaser understands and acknowledges that (i) the Shares are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.  Such Purchaser acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

5 .

Lock-Up.  (a) Each Purchaser agrees that, for a period of 12 months following the Closing Date, such Purchaser shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of the Shares or grant any option or other rights to any person to acquire the Shares without the prior written consent of the Company; provided, however, that this Section 5.5 shall not apply to (i) bona fide gifts by the Purchaser, provided that the recipient thereof agrees in writing with the Company to be bound by the terms of this Section 5.5 with respect to any Shares so transferred to such recipient, (ii) dispositions to any trust for the direct or indirect benefit of the Purchaser and/or the immediate family of the Purchaser, provided that such trust agrees in writing with the Company to be bound by the terms of this Section 5.5 with respect to any Shares so transferred to such trust, and provided, further, that any such disposition shall not involve a disposition for value, (iii) dispositions by the estate of a deceased Purchaser and (iv) any pledge or grant of a security interest in some or all of the Shares in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Shares.

(b)

The restrictions set forth in Section 5.5(a) shall terminate and be of no force and effect upon a Change in Control of the Company.  A “Change in Control” of the Company shall be deemed to occur if (i) the Company sells, conveys or otherwise disposes of all or substantially all of its property or business, (ii) merges or consolidates with any other corporation or business entity (other than a wholly-owned subsidiary of the Company), (iii) the Company or any third party engages in or proposes to engage in any transaction or series of related transactions as a result of which shareholders of the Company immediately prior to such transaction, or the first of such transactions (if a series), constituting the putative Change in Control do not or would not own at least 50% of the outstanding voting power of the Company immediately after such transaction or the last of such transactions (if a series) constituting the putative Change in Control event, (iv) effects any other transaction or series of transactions in which the members of the Board of Directors of the Company prior to the transaction or the first of such transactions (if a series) constituting the putative Change in Control event do not constitute a majority of the members of the Board of Directors of the enterprise following completion of the transaction or the last of such transactions (if a series) constituting the putative Change in Control event, or (v) the Company announces publicly any agreement or intention to effect any of the foregoing.

(c)

If the Common Stock has traded on the NASDAQ at a price at or above $25 per share (to be adjusted in the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock, or in the event of any combination or other similar recapitalization or event occurring after the date hereof, to appropriately account for such event), on a volume weighted average price basis (“VWAP”) (a “Trading Event”), the restrictions set forth in Section 5.5(a) shall terminate and be of no force and effect (i) as of July 1, 2004 if a Trading Event occurs at or prior to July 1, 2004 or (ii) upon the occurrence of the Trading Event if such Trading Event occurs subsequent to July 1, 2004.  For the purposes of this Section 5.5(c), “VWAP” means, for any five consecutive trading days, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on the NASDAQ or such other trading market or national exchange, the volume weighted average price of the Common Stock for any such five consecutive trading days on the NASDAQ or such other trading market or national exchange on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P., or any successor performing similar functions (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on the NASDAQ or such other trading market or national exchange and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for any such five consecutive trading days on the OTC Bulletin Board; (iii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company.

(d)

If at any time during which the restrictions set forth in Section 5.5(a) are in effect, the Company engages in an underwritten public offering of Common Stock for cash consideration (a “Public Offering”) and enters into an underwriting agreement (including definitive pricing terms) with respect to such Public Offering, the restrictions set forth in Section 5.5(a) shall remain in full force and effect until the later of (i) the expiration of 90 days after the date of the prospectus relating to such public offering and (ii) the date on which such restrictions would otherwise have terminated under this Section 5.5.  This Section 5.5(d) shall not apply if all of the directors and officers of the Company do not agree to a lock-up agreement with terms no less restrictive to such persons as those to which the Purchaser would be subject by reason of this Agreement.

1 .

Conditions to Obligation of the Purchasers

The obligation of each Purchaser to purchase the Shares at the Closing is subject to the fulfillment as of the Closing Date of the following conditions:

1 .

Representations and Warranties.  The representations and warranties of the Company set forth in Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date.

2 .

Covenants.  All covenants and agreements contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

3 .

Legal Opinion of Company Counsel.  Milbank, Tweed, Hadley & McCloy LLP, special counsel to the Company, and the General Counsel of the Company shall have delivered separate legal opinions dated as of the Closing Date and addressed to the Purchasers, in the forms attached hereto as Exhibits A and B, respectively.

4 .

Orders and Laws.  There shall not be in effect on the Closing Date any order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, and there shall not be pending or threatened on the Closing Date any action or proceeding in, before or by any governmental or regulatory authority which could reasonably be expected to result in the issuance of any such order or the enactment, promulgation or deemed applicability to such Purchaser or the transactions contemplated by this Agreement of any such law.

5 .

Shareholder Approval.  In connection with the purchase and sale of the Shares pursuant to this Agreement, the Company shall have received confirmation from NASDAQ, reasonably satisfactory to the Company, that no shareholder approval is required or, if NASDAQ advises the Company that shareholder approval is required, such approval shall have been obtained.

2 .

Conditions to Obligation of the Company

The Company’s obligation to issue and sell the Shares at the Closing to any particular Purchaser is subject to the fulfillment or waiver of the following conditions:

1 .

Representations and Warranties.  The representations and warranties made by such Purchaser in Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date.

2 .

Covenants.  All covenants and agreements contained in this Agreement to be performed by such Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

3 .

Questionnaires.  Such Purchaser shall have completed and delivered to the Company (i) a Registration Statement Questionnaire in the form attached hereto as Appendix I(a), (ii) a Stock Certificate Questionnaire in the form attached hereto as Appendix I(b), and (iii) an Investor Questionnaire in the form attached hereto as Appendix II.

4 .

Orders and Laws.  There shall not be in effect on the Closing Date any order or law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, and there shall not be pending or threatened on the Closing Date any action or proceeding in, before or by any governmental or regulatory authority which could reasonably be expected to result in the issuance of any such order or the enactment, promulgation or deemed applicability to the Company or the transactions contemplated by this Agreement of any such law.

5 .

Fairness Opinion.  Adams, Harkness & Hill, Inc. shall have issued a fairness opinion, which shall not be withdrawn, as to the fairness, from a financial point of view, to the shareholders of the Company of the consideration to be received by the Company in the transactions contemplated hereunder.

6 .

Shareholder Approval.  In connection with the purchase and sale of the Shares pursuant to this Agreement, the Company shall have received confirmation from NASDAQ, reasonably satisfactory to the Company, that no shareholder approval is required or, if NASDAQ advises the Company that shareholder approval is required, such approval shall have been obtained.

2 .

Registration Rights

1 .

Registration Requirements.

1 .

The Company shall prepare and file a registration statement with the Commission under the Securities Act to register the offer and resale of any Shares held by any Purchaser that cannot be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144.  The Company shall use its best efforts to secure the effectiveness of such registration statement as soon as practicable after the expiration or earlier termination of the resale restrictions set forth in Section 5.5(a).  For purposes hereof, the term “Registration Statement” shall refer to any and all registration statements filed for the purpose of registering the Shares for resale, including any prospectus(es) constituting a part thereof and together with any amendments and supplements thereto and any documents incorporated or deemed to be incorporated by reference therein.  The registration statement required under this Section 8.1(a) shall be made on Form S-3 and shall permit the disposition of the Shares as described above in open market transactions from time to time; provided, however that the Company may use a different registration form promulgated by the Commission as shall permit the disposition of such Shares in open market transactions from time to time in the event that the Company is not eligible to use Form S-3 at the time of filing or the Company otherwise elects to use such different form.

2 .

The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Purchaser shall pay all Selling Expenses (as defined below) relating to the Shares resold by such Purchaser.  “Registration Expenses” shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the Purchasers, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and any fees and expenses, other than Selling Expenses, incurred in connection with any underwritten offering.  “Selling Expenses” shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the resale of the Shares.

3 .

In the case of the registration effected by the Company pursuant to these registration provisions, the Company will use its best efforts to: (i) keep such registration effective until the earlier of (A) such date as all of the Shares have been resold pursuant to the Registration Statement or (B) such time as all of the Shares held by each Purchaser can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (“Rule 144”) thereunder (or any successor rule thereto); (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period specified in this Section 8.1(c)(i); (iii) cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; (iv) comply with the provisions of the Securities Act (including undertakings required by the applicable registration statement form) with respect to the disposition of all securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers set forth in the Registration Statement as amended from time to time or the related prospectus as supplemented from time to time; (v) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as each Purchaser from time to time may reasonably request for purposes of compliance with the Securities Act, and the Company hereby consents to the use of such prospectus or each amendment and supplement thereto by such Purchaser and the underwriters, if any, in connection with the offering and sale of the Shares covered by such prospectus or any amendment or supplement thereto; (vi) cause the Shares to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by the Company are then listed or quoted and maintain the listing of the Shares; (vii) provide a transfer agent and registrar for all Shares registered pursuant to the Registration Statement and a CUSIP number for all such Shares; (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission; and (ix) file such documents as may be required of the Company and take such other actions as may be necessary to cause the Shares to be qualified for sale under the state securities or blue sky laws of each state of the United States, the District of Columbia, Puerto Rico and Guam, provided that the Company shall not be required to qualify to do business or consent to service of process, except as required by state securities laws, in any state in which it is not now so qualified or has not so consented.

4 .

The Company shall furnish to each Purchaser upon request a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Shares held by such Purchaser.

5 .

The Company shall take all actions reasonably necessary to make available to each Purchaser the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit each Purchaser to sell Shares to the public without registration, and in accordance therewith (but without limitation thereto) the Company agrees to:  (i) make and keep available public information, as those terms are used in Rule 144, until the earlier of (A) such date as all of the Shares have been resold pursuant to the Registration Statement or (B) the second anniversary of the Closing Date; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (iii) furnish to each Purchaser upon request, as long as such Purchaser owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of any annual, quarterly or current report of the Company, and (C) such other information as may be reasonably requested in order to avail each Purchaser of any rule or regulation of the Commission that permits the selling of any such Shares without registration.

6 .

The Company shall notify each Purchaser, if such Purchaser has included in a Registration Statement Shares which remain unsold, and (if requested by such Purchaser) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus or for additional information relating to the Registration Statement, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event which makes any statement made in the Registration Statement or related prospectus untrue in any material respect or which requires the making of any changes in the Registration Statement or related prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company’s determination that a post-effective amendment to the Registration Statement would be appropriate.

7 .

The Company may, upon written notice to each Purchaser:

(1.

of the happening of any event of the kind described in Section 8.1(f)(ii), 8.1(f)(iii), 8.1(f)(iv), 8.1(f)(v) or 8.1(f)(vi) hereof, or

(2.

of a material merger, acquisition, sale or financing that the Company is engaged in or other material nonpublic information that the Company’s Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity or information, (A) (x) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to file a Registration Statement at such time and (y) it is in the best interests of the Company to defer proceeding with such registration at such time, or (B) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to amend or supplement an effective Registration Statement or the related prospectus to disclose such activity or information, as applicable, require each Purchaser to discontinue disposition of Shares covered by the Registration Statement or prospectus until copies of the supplemented or amended prospectus contemplated by Section 8.1(i) hereof are distributed to each Purchaser, or until each Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed and each Purchaser has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.  The Company shall not suspend use of a prospectus or Registration Statement under this Section 8.1(g) for more than 45 days at a time and more than twice in any 12-month period.  Any period for which use of a prospectus or Registration Statement is suspended in accordance with this Section 8.1(g) shall be referred to herein as a “Suspension Period.”

1 .

The Company shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction, at the earliest possible moment.

2 .

The Company shall, upon the occurrence of any event described in Section 8.1(f)(v) or 8.1(f)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3 .

If the Registration Statement covering the Shares (i) is not declared effective by the Commission on or before the earlier of 12 months following the Closing Date or as promptly as practicable after the termination pursuant to Section 5.5(b) or Section 5.5(c) of the resale restrictions set forth in Section 5.5(a), or (ii) ceases to be effective (without being succeeded within 10 days by an additional registration statement filed and declared effective) or usable for the offer and sale of Shares at any time prior to the earlier of (A) such date as all of the Shares have been resold pursuant to the Registration Statement or (B) such time as all of the Shares held by each Purchaser can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (other than during a Suspension Period in accordance with Section 8.1(g)) (each such event referred to in clauses (i) and (ii), a “Registration Default”) the Company shall pay such Purchaser as liquidated damages an amount equal to 1.5% of the purchase price paid by such Purchaser for the Shares of such Purchaser registered or to be registered under the Securities Act pursuant to such Agreement and not previously sold by such Purchaser for every thirty day period, or portion thereof, during which one or more Registration Defaults exist.  Amounts payable pursuant to this Section 8.1(j) shall be paid to such Purchaser quarterly within 15 days after the end of any quarter in which a Registration Default occurred.  Any obligation of the Company to any amounts under this Section 8.1(j) shall survive until such obligation is paid in full.

2 .

Indemnification and Contribution.

1 .

The Company agrees to indemnify and hold harmless each Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which each Purchaser may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any prospectus (preliminary or final), as amended on the applicable date thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement or any prospectus (preliminary or final) and the Company will reimburse, as incurred, such Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon an untrue statement or an omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement.

2 .

Each Purchaser agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon an untrue statement or an alleged untrue statement of a material fact made in such Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, provided, however, that such Purchaser shall not be liable in any such case for any untrue statement or alleged untrue statement or the omission or alleged omission that has been corrected by such Purchaser in a written notice, delivered to the Company at least five Business Days before the sale from which such loss occurred, and such Purchaser will reimburse, as incurred, the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

3 .

Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, at its option, to assume the defense thereof with counsel reasonably satisfactory to the indemnified person.  After notice from the indemnifying person to the indemnified person of the indemnifying person’s election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

4 .

The obligations of the Company and each Purchaser under this Section 8.2 shall be in addition to any liability which the Company and each Purchaser may otherwise have and shall extend, upon the same terms and conditions, to directors, officers, employees and agents of the Company and each Purchaser and to each person, if any, who controls the Company or any Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act.

2 .

Restrictions on Transferability of Shares:
Compliance with Securities Act

1 .

Restrictions on Transferability.  The Shares shall not be transferable in the absence of registration under the Securities Act or an exemption therefrom.  Further, the Shares may not be transferred in the absence of compliance with any term of this Agreement.

2 .

Restrictive Legend.  Each certificate representing the Shares shall bear substantially the following legend (in addition to any other legend required under applicable law):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF FIRST ALBANY COMPANIES INC. (THE “COMPANY”) THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 OR OTHERWISE (IF AVAILABLE) UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE

SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITY, PROVIDED THAT ANY EXERCISE OF ANY RIGHTS BY ANY SECURED PARTY SHALL COMPLY WITH THESE LEGEND REQUIREMENTS.

1 .

Transfer of Shares after Registration.  Each Purchaser hereby covenants with the Company not to make any sale of the Shares unless (a) such Shares are sold (i) in accordance with the Registration Statement, in which case such Purchaser covenants to comply with the requirement of delivering a current prospectus, (ii) in accordance with Rule 144, in which case such Purchaser covenants to comply with Rule 144, or (iii) in accordance with another exemption from the registration requirements of the Securities Act and (b) a certificate is submitted to the Company’s transfer agent evidencing the Shares and accompanied by a separate certificate of such Purchaser in the form of Appendix III hereto and to the effect that the Shares have been sold pursuant to (A) the Registration Statement, in which case such Purchaser will certify that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with the sale, (B) Rule 144, in which case such Purchaser will certify that it has complied with or will comply with the requirements of Rule 144 or (C) pursuant to an exemption from registration other than Rule 144.  The legend set forth in Section 9.2 will be removed from a certificate representing the Shares following and in connection with any sale of the Shares pursuant to clause (a)(i) or (a)(ii) of this Section 9.3, but not in connection with any sale of Shares pursuant to clause (a)(iii) of this Section 9.3.

2 .

Purchaser Information.  Each Purchaser has completed and delivered to the Company a Registration Statement Questionnaire in the form attached hereto as Appendix I(a).  Each Purchaser covenants that, until the initial filing of the Registration Statement, such Purchaser shall promptly notify the Company of any changes in the information regarding such Purchaser set forth in the Registration Statement Questionnaire completed by such Purchaser and delivered to the Company.  Thereafter, such Purchaser covenants that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser, under the heading “Selling Security Holder” or elsewhere, or such Purchaser’s “Plan of Distribution”, until such time as such Purchaser has sold all Shares purchased thereby or the Company’s obligations to maintain an effective Registration Statement have terminated.  It is understood that the written information provided by such Purchaser in its Registration Statement Questionnaire and Investor Questionnaire, as such information may be amended or supplemented by such Purchaser, constitute the only information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, as such information is referred to in Section 8.2.

1 .

Miscellaneous

1 .

Waivers and Amendments.  Neither this Agreement nor any provisions hereof shall be waived, modified, changed or discharged or terminated except by an instrument in writing signed by the Company and the Purchasers.

2 .

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT ANY REGARD TO CONFLICTS OF LAWS PRINCIPLES.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

3 .

Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive the Closing as well as any investigation made by the Company or any Purchaser.

4 .

Successors and Assigns.  The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

5 .

Entire Agreement.  This Agreement, together with the Confidentiality Agreement (as defined below), including all appendices hereto and thereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  “Confidentiality Agreement” means the confidentiality agreement entered into between the Company and each Purchaser dated as of January 16, 2004.

6 .

Notices, etc.  All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by facsimile, overnight delivery service or registered or certified United States mail, addressed to the Company or each Purchaser, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on the signature page to this Agreement, or at such other address as the Company or each Purchaser shall have furnished to the other party in writing.  All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or facsimile, one Business Day after such notice or communication arrives at the applicable address or was successfully sent to the applicable facsimile number, (ii) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second Business Day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.  All notices and other communications sent to any Purchaser shall, to be effective, also be sent to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY  10019, Attention: Donald J. Murray, Esq.

7 .

Severability of this Agreement.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8 .

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9 .

Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

10 .

Expenses.  Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement.

11 .

Publicity.  No Purchaser shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Company, except as may be required by applicable law or regulation.  The Company shall not disclose the identity of any Purchaser in any press releases or any public statement with respect to the transactions contemplated by this Agreement, except as may be required by applicable law or regulation.

12 .

No Inconsistent Agreements.  The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Shares in this Agreement or that otherwise conflicts with the provisions hereof.  The rights granted to the holders of Shares hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any other agreements.

13 .

Tax matters.  For purposes of all federal, state and local income tax laws, the Company shall treat the purchase price for the Shares as being the fair market value of the Shares on the Closing Date.  The Company shall not withhold taxes from any Purchaser in connection with the Purchase of the Shares, and shall not file any information statement or return with a Purchaser or with any taxing authority that is inconsistent with the foregoing.  The Company shall not claim any income tax deduction based upon the purchase price of the Shares, and shall not file any corporate income tax return with any taxing authority that is inconsistent with the foregoing.  To the extent that any Purchaser is required by or consents with any taxing authority to recognize income or pay employment tax under any federal, state and local income tax law in respect of the purchase of the Shares at the purchase price (other than in respect of dividend income), the Company shall pay to the Purchaser an amount equal to the corporate income tax deduction, if any, to which the Company would be entitled at that time, as a result of such employee recognition of income, multiplied by the maximum marginal rate of combined federal, state and local income tax applicable to the Company at that time, but in no case in an amount greater than the amount of federal, state and local income and employment tax due by the Purchaser in respect of such income of the Purchaser, plus an amount equal to any interest and penalties payable by the Purchaser to any taxing authority in respect of such recognition of income.

14 .

Termination.  (a)  This Agreement may be terminated at any time:

(i)

by any Purchaser (A) with the written agreement of the Company or (B) if there has been a material misrepresentation or breach on the part of the Company in the representations, warranties or covenants of the Company set forth herein or if there has been any failure on the part of the Company to comply with its obligation hereunder, and the Company fails to cure such breach or failure within five Business Days following notification thereof by any Purchaser;

(ii)

by the Company with respect to any Purchaser (A) with the written agreement of such Purchaser or (B) if there has been a material misrepresentation or breach on the part of such Purchaser in the representations, warranties or covenants of such Purchaser set forth herein or if there has been an failure on the part of such Purchaser to comply with its obligations hereunder, and such Purchaser fails to cure such breach or failure within five Business Days following notification thereof by the Company; and

(iii)

with respect to the purchase of Shares by any particular Purchaser, by the Company or such Purchaser at any time after May 30, 2004 (or such later date as shall have been agreed to in writing by them) if the conditions precedent to such party’s obligations to consummate the purchase of Shares by such Purchaser have not by such date been satisfied.

(b)

The power of termination provided for by this Section 10.14 will be effective only after written notice thereof, signed on behalf of the party for which it is given, shall have been given to the other.

(c)

In the event of termination or abandonment of the purchase of Shares by any Purchaser pursuant to this Section 10.14, neither the Company nor such Purchaser shall have any liability or further obligation under this Agreement to the other except as provided in Sections 4.21 and 10.11 hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

FIRST ALBANY COMPANIES INC.

By:/S/ALAN GOLDBERG

      Name: Alan Goldberg

      Title: President & CEO

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